Exhibit 99.1

Company Contact:
Mr. Michael Lin
Vice President, Investor Relations
China Interactive Education, Inc.
Tel: +1-949-743-0868
Email: ir@menq.com.cn

FOR IMMEDIATE RELEASE

China Interactive Education Appoints New Chief Financial Officer

ZHONGSHAN CITY, China, August 31, 2010 – China Interactive Education, Inc., (OTC Bulletin Board: CIVN) (“China Interactive Education” or the “Company”), a pioneer in interactive teaching and learning solutions in China, today announced that it has named Mr. Hon Wan Chan, Chief Financial Officer (CFO), effective September 1, 2010. Mr. Chan replaces former Chief Financial Officer, Mr. Ting Pong Cheung, who left the Company on August 31, 2010, for personal reasons, and not in connection with any disagreement with the Company.

Mr. Chan has over 25 years’ experience in overseeing accounting and finance matters for emerging market companies, including public companies. Prior to joining China Interactive Education, Mr. Chan served as Chief Financial Officer of Sino Clean Energy, a China based NASDAQ listed company, as a finance director and as a business director for Texwood Group, Inc., a Hong Kong based clothing manufacturer and exporter with array of renowned brands in Asia, and as a financial controller of Fairwood Fast Food Ltd., a Hong Kong listed company. Mr. Chan is an associate member of The Institute of Chartered Accountants in Australia and an associate member of the Hong Kong Institute of Certified Public Accountants. He holds a Master’s Degree in Accounting from the Hong Kong Polytechnic University and a Bachelors Degree in Economics from Macquarie University in Australia.

“Mr. Ting Pong Cheung has been instrumental in transforming the Company into a US-listed company,” commented Mr. Ruofei Chen, CEO of China Interactive Education. “His expertise in bridging China and US GAAP has been critical to our development and we wish him the best in his future endeavors. In the wake of Mr. Cheung’s departure, we would like to welcome Mr. Helice Chan to our management team. Mr. Chan previously served, since July 1, 2010, as our SEC financial filing coordinator, and is already integrated with the Company’s accounting team. We believe that Mr. Chan’s extensive background in financial accounting and his experience as CFO of a US public company will be vital to our continued financial growth.”

About China Interactive Education

China Interactive Education, Inc., headquartered in Zhongshan, China, is a pioneer in providing interactive teaching and learning solutions to China’s educational institutions, professional training schools, and individuals. The Company’s proprietary educational materials, co-developed with one of China’s leading universities and groups of educational professionals, are embedded in its self-developed interactive hardware and software solutions. China Interactive Education sells its interactive classroom solutions (ICS) directly to educational institutions, as well as through area distributors, and its electronic learning products (ELP) are sold under its own “Five-Best Student” consumer brand as well as other licensed brands through retail points of sale throughout China. To learn more about the Company, please visit www.menq.com.cn.

8/31/2010	China Interactive Education Change of CFO to Helice Chan	2

Safe Harbor Statement

This press release may contain certain 'forward-looking statements' relating to the business of China Interactive Education, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are forward-looking statements, including statements regarding: the impact of the Company’s appointment of Mr. Hon Wan Chan on the Company’s results of operation; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.